SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 20, 2007
LIGHTBRIDGE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE (STATE OR OTHER JURISDIC- TION OF INCORPORATION)	000-21319 (COMMISSION FILE NUMBER)	04-3065140 (IRS EMPLOYER IDENTIFICATION NO.)
30 CORPORATE DRIVE, BURLINGTON, MASSACHUSETTS 01803
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (781) 359-4000
NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

[ ]	WRITTEN COMMUNICATIONS PURSUANT TO RULE 425 UNDER THE SECURITIES ACT (17 CFR 230.425)

[ ]	SOLICITING MATERIAL PURSUANT TO RULE 14a-12 UNDER THE EXCHANGE ACT (17 CFR 240.14a-12)

[ ]	PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 14d-2(b) UNDER THE EXCHANGE ACT (17 CFR 240.14d-2(b))

[ ]	PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 13e-4(c) UNDER THE EXCHANGE ACT (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
On February 20, 2007, Lightbridge, Inc., entered into an Asset Purchase Agreement (the “Agreement”) with Vesta Corporation and its subsidiary Vesta Consumer Credit Services, Inc. (collectively, “Vesta”). There was no prior or other relationship between Lightbridge and Vesta.
Under the terms of the Agreement, Lightbridge sold Vesta substantially all of the assets related to Lightbridge’s Telecom Decisioning Services (“TDS”) business. Vesta will assume certain liabilities related thereto. The purchase price was $2.5 million, payable in cash. The parties agreed to indemnify each other for breaches of representations, warranties, covenants and other liabilities under certain circumstances, subject to limitations, as provided in the Agreement.
A copy of the press release issued by Lightbridge on February 21, 2007 announcing this transaction is filed as Exhibit 99.1 and is incorporated herein by reference.
Item 2.01.  Completion of Acquisition or Disposition of Assets.
On February 20, 2007, Lightbridge completed the sale of assets related to its TDS business as described in Item 1.01 of this Form 8-K. That description is incorporated in this Item 2.01 by reference.
Item 9.01.  Financial Statements and Exhibits.
(b) Pro forma financial information
We will file the pro forma financial statements required by this Item relative to the sale of our TDS business under cover of Form 8-K/A as soon as practicable, but not later than May 7, 2007.
     99.1 Press Release dated February 21, 2007, entitled “Lightbridge Announces Sale of its Telecom Decisioning Services Business.”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTBRIDGE, INC.
By:	/s/ Timothy C. O’Brien
Timothy C. O’Brien
Vice President, Finance and Administration, Chief Financial Officer and Treasurer

February 26, 2007